As filed with the Securities and Exchange Commission on December 10, 2024.

Registration No. 333-283460

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SACKS PARENTE GOLF, INC.
(Exact name of registrant as specified in its charter)

Delaware	3949	82-4938288
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

551 Calle San Pablo

Camarillo, California 93012

(855) 774-7888

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregor Campbell

Chief Executive Officer

551 Calle San Pablo

Camarillo, California 93012

(855) 774-7888

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David L. Ficksman, Esq. R. Joilene Wood, Esq. TroyGould PC 1801 Century Park East, 16th Floor Los Angeles, CA 90067 Tel: (310) 789-1290	Anthony W. Basch, Esq. J. Britton Williston, Esq. Shannon M. McDonough, Esq. Kaufman & Canoles Two James Center, 14th floor Richmond, VA 23219 Tel: (804) 771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the SEC is declared effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 10, 2024

PRELIMINARY PROSPECTUS

SACKS PARENTE GOLF, INC.

4,794,520 Common Units, each consisting of one share of Common Stock, one Series A Warrant and one Series B Warrant and/or

4,794,520 Pre-Funded Units consisting of one Pre-Funded Warrant, one Series A Warrant and one Series B Warrant (and 4,794,520 shares of Common Stock underlying the Pre-Funded Warrants)

Up to 4,794,520 shares of Common Stock underlying the Series A Warrants

Up to 4,794,520 shares of Common Stock Underlying the Series B Warrants

This is a firm commitment public offering of 4,794,520 common units (“Common Units”) at an assumed public offering price of $1.46 per Common Unit, which is last reported sales price of our common stock on the Nasdaq Capital Market (“Nasdaq”) on December 9, 2024. Each Common Unit consists of (a) one share of our common stock, par value $0.01 per share (“common stock”), (b) one Warrant to purchase one share of our common stock at an exercise price of $[  ] per share (or 200% of the price of each Common Unit sold in the offering) which Warrant will expire on the five-year anniversary of the date of the Warrant Stockholder Approval (defined below) (the “Series A Warrants”), and (c) one Warrant to purchase one share of our common stock at an exercise price of $[  ] per share (or 200% of the price of each Common Unit sold in the offering) or pursuant to an alternative cashless exercise option, which Warrant will expire on the two and one-half-year anniversary of the date of the Warrant Stockholder Approval (the “Series B Warrants” and, together with the Series A Warrants, the “Common Warrants”).

Beginning on the date of the Warrant Stockholder Approval, the Series A Warrants will contain a reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) the lowest volume weighted average price (VWAP) for the five trading days immediately following the date we effect a reverse split with a proportionate adjustment to the number of shares underlying the Series A Warrants (a “Reverse Split Reset”). Any such adjustment will be subject to a floor price (“the Floor Price”) calculated as follows: (a) prior to the date of the Warrant Stockholder Approval, 50% of the Nasdaq Minimum Price, and (b) after the date of the Warrant Stockholder Approval, 20% of the Nasdaq Minimum Price. Nasdaq Minimum Price means the lower of the Nasdaq closing price or the average closing price for the five immediately preceding trading days, all as at the pricing of this offering. Additionally, with certain exceptions, beginning on the date of the Warrant Stockholder Approval, the Series A Warrants will provide for an adjustment to the exercise price and number of shares underlying the Series A Warrants ( the “Dilutive Adjustment”) upon our issuance of our common stock or common stock equivalents at any time after the closing of the offering, at a price per share that is less than the then-current exercise price of the Series A Warrants. Any Dilutive Adjustment will be subject to the Floor Price. Beginning on the date of the Warrant Stockholder Approval, in lieu of a cash exercise, the holder of the Series B Warrants has the right to elect to receive an aggregate number of shares of common stock equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series B Warrants and (y) 2.0. Also, the Series B Warrants will provide for a Reverse Split Reset subject to the Floor Price. Additionally, effective on the 11th trading day following the date of the Warrant Stockholder Approval, the exercise price and the number of shares underlying the Common Warrants will be reset to the then-current lowest VWAP in the period commencing on the first trading day following the date of the Warrant Stockholder Approval and ending the close of trading on the 10th trading day thereafter. Such reset will be subject to the Floor Price. With respect to all of the Common Warrants, with the consent of the holder, we may adjust the exercise price to such amount and for such time as may be agreed upon. None of the Common Warrants may be exercisable until the Warrant Stockholder Approval. Finally, until the three-month anniversary of the date of the Warrant Stockholder Approval, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company of Common Stock or Common Stock equivalence involving a variable rate transaction (as defined in the applicable Warrant).

We have agreed to hold a stockholders meeting within 60 days after the closing of this offering (and every 60 days thereafter until approval of our stockholders has been obtained (“Warrant Stockholder Approval”) to approve the following matters: (i) exercisability of the Common Warrants, (ii) removal of clause (a) of the Floor Price definition, (iii) adjustment of the exercise price and number of Common Warrants pursuant to such adjustment, (iv) the Reverse Split Reset, (v) the Dilutive Adjustment, and (vi) the voluntary adjustment provisions. In the event that we are unable to obtain the Warrant Stockholder Approval, the Common Warrants will not be exercisable, and therefore the Common Warrants will have no value. See the Risk Factor on page 16 relating to the Common Warrants and Warrant Stockholder Approval.

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The public offering price per Common Unit will be determined between us and the underwriter based on market conditions at the time of pricing, and may be at a discount to the then current market price of our common stock. Therefore, the recent market price of our common stock referenced throughout this preliminary prospectus may not be indicative of the final offering price per Common Unit. The Common Units have no stand-alone rights and will not be certified or issued as stand-alone securities. The common stock or Pre-Funded Units (as defined below) and the Common Warrants are immediately separable and will be issued separately in this offering.

Our common stock is listed on Nasdaq under the symbol “SPGC”. The closing price of our common stock on Nasdaq on December 9, 2024 was $1.46 per share.

We are also offering to investors in Common Units that would otherwise result in the investor’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering the opportunity to purchase Prefunded Units in lieu of Common Units. Each Pre-Funded Unit consists of one pre-funded warrant (“Pre-Funded Warrant”) to purchase one share of our common stock, one Series A Warrant and one Series B Warrant. The purchase price of each Pre-Funded Unit is $1.459 (which is equal to the assumed public offering price per Common Unit minus $.001). Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the common stock outstanding immediately after giving effect to such exercise.. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Unit purchased, the number of Units including a share of common stock we are offering will be decreased on a one-for-one basis. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities.

We have engaged Aegis Capital Corp. (the “underwriter” or “Aegis”), to act as our exclusive underwriter in connection with this offering.

There is no established trading market for the Pre-Funded Units, the Pre-Funded Warrants or the Common Warrants and we do not expect an active trading market to develop. We do not intend to list the Pre-Funded Warrants or the Common Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

Investing in our securities is speculative and involves a high degree of risk. You should carefully consider the risk factors beginning on page 16 of this prospectus before purchasing our securities.

We are an “emerging growth company” under the federal securities laws and are subject to reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Unit(1)	Total
Public offering price	$	$
Underwriter discounts (2)
Proceeds to us, before expenses	$	$

(1)	Assumes all Units consist of one share of common stock and two Common Warrants.

(2)	We have agreed to pay the underwriter a cash fee equal to 7.0% of the aggregate gross proceeds raised in this offering, and to reimburse the underwriter for certain of its offering-related expenses, including its legal fees, up to a maximum of $100,000. See “Underwriting” for a description of the compensation to be received by the underwriter.

We have granted the underwriter a 45-day option to purchase up to 719,178 additional shares of common stock, representing 15% of the Common Units sold in the offering (at an assumed public offering price of $1.46 per Common Unit, which is the last reported sales price of our common stock on the Nasdaq Capital Market on December 9, 2024) and/or up to 719,178 additional Pre-Funded Warrants, representing 15% of the Pre-Funded Warrants sold in the offering, and/or up to 719,178 additional Series A Warrants, representing 15% of the Series A Warrants sold in the offering, and/or up to 719,178 additional Series B Warrants, representing 15% of the Series B Warrants sold in the offering, on the same terms and conditions set forth above solely to cover over-allotments. The underwriter may exercise the over-allotment option with respect to shares of common stock only, Pre-Funded Warrants only, Series A Warrants only, Series B Warrants only, or any combination thereof.

The underwriter is expected to deliver the Common Units (and Pre-Funded Units, if any) on or about December [__ ], 2024, subject to the satisfaction of customary closing conditions.

Sole Underwriter

Aegis Capital Corp.

The date of this prospectus is December [__], 2024.

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ABOUT THIS PROSPECTUS

You should rely only on the information contained in or incorporated by reference into this prospectus and in any free writing prospectus. We have not and the underwriter has not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of our securities.

Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside of the United States.

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products. This prospectus may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this prospectus are listed without their ©, ® and TM symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

PROSPECTUS SUMMARY

The following summary highlights information contained or incorporated by reference elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes and other documents incorporated by reference herein, as well as the information under the caption “Risk Factors” herein and under similar headings in the other documents that are incorporated by reference into this prospectus including documents that are filed after the date hereof. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements”. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in the “Risk Factors” and other sections included in or incorporated by reference herein. In this prospectus, unless otherwise stated or the context otherwise requires, references to “SPGC”, the “Company”, “we”, “us”, “our”, or similar references mean Sacks Parente Golf, Inc.

Overview

We are a technology-forward golf company, with a growing portfolio of golf products, including putting instruments, golf shafts, golf grips, and other golf-related products. In consideration of its growth opportunities in shaft technologies, in April of 2022, we expanded our manufacturing business to include advanced premium golf shafts by opening a new shaft manufacturing facility in St. Joseph, MO. It is our intent to manufacture and assemble substantially all products in the United States as is economically feasible. We anticipate expansion into golf apparel and other golf-related product lines to enhance its growth. Our future expansions may include broadening its offerings through mergers, acquisitions or internal developments of product lines that are complementary to its premium brand.

We currently sell our products through our websites, resellers, and distributors in the United States, Japan, and South Korea.

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Historical Development

We were formed in 2018 as Sacks Parente Golf Company, LLC, a Delaware limited liability company. On March 18, 2022 we converted into a Delaware corporation named Sacks Parente Golf, Inc. Pursuant to our Plan of Conversion, on March 18, 2022, all of the outstanding ownership interests in Sacks Parente Golf Company, LLC, and rights to receive such interest were converted into and exchanged for shares of capital stock of Sacks Parente Golf, Inc. We retroactively reflected the conversion as of the earliest periods presented herein.

On August 17, 2023, we closed its initial public offering pursuant to which we sold 320,000 shares of our common stock at a price of $40.00 per share. We received total proceeds, net of fees, of $11,029,000.

On October 8, 2024, we entered into an underwriting agreement with Aegis relating to the sale of up to 366,000 shares of our common stock at a public offering price of $2 per share. The offering closed on October 10, 2024. The net proceeds to us for the offering were approximately $536,000, after deducting underwriting discounts and commissions and estimated offering expenses.

Going Concern

As reflected in our financial statements, during the year ended December 31, 2023 and the nine months ended September 30, 2024, we recorded a net loss of $4,625,000 and $3,408,000, respectively, and used cash in operations for such periods of $5,047,000 and $3,431,000, respectively. These factors raise substantial doubt about our ability to continue as a going concern within one year after the date of the financial statements being issued. Our ability to continue as a going concern is dependent upon our ability to raise additional funds and implement our business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

At September 30, 2024, we had cash on hand in the amount of $1,313,000. Our continuation as a going concern is dependent upon our ability to obtain necessary debt or equity financing to continue operations until it begins generating positive cash flow. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case or equity financing.

Industry Overview

The golf equipment market size is estimated at USD 13.32 billion in 2023, and is expected to reach USD 17.64 billion by 2028, growing at a CAGR of 5.78% during the forecast period (2023-2028).

In recent years, there has been an increase in young golfers, causing equipment sales to rise. It is one of the significant factors driving golf equipment sales. The growing middle-class income and the increasing number of professional golfers over the last few years are contributing to the substantial increase in demand. The participation rate in pro-golf tournaments is increasing, especially among millennials, further boosting golf equipment sales worldwide. Based on a survey by the National Golf Foundation in 2021, golf is now played in 206 out of the 251 countries. There are around 38,000 golf courses in over 82% of countries worldwide. Globally, millions of people of all ages are attracted to golf, participating in the International Golf Federation’s programs and events. Including golf in the Olympic Games has contributed to a sudden increase in golfers worldwide. The market is highly impacted by product innovations carried out by key players and considerable investments in marketing and promotional activities to reach a broad customer base. With the substantial growth of the golf tourism industry, the market is anticipated to have a positive outlook in the coming years. European countries are investing heavily in Infrastructural developments of the game and hosting many international golf events and competitions. For instance, in October 2022, several golf courses in Portugal invested heavily in improvements, with some new courses opening and others being upgraded. Such investments in golf courses are further anticipated to boost the inflow of sports tourists and influence the market positively during the study period.

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Rise in Demand for Golf Equipment from Asia-Pacific

The Asia-Pacific golf equipment market is driven by the rising popularity of golf in Japan, China, South Korea, and Thailand, among other countries. There has been phenomenal growth in the Asia-Pacific golf industry. During the next few years, the golf clothing and equipment market in the Asia-Pacific region is expected to grow, with major countries such as China, India, Australia, and Japan contributing to the market growth. Japan is one of the major countries in the Asia-Pacific region in terms of the number of golf players, owing to the rising awareness about golf and an increase in the golfer population in the country. According to the Ministry of Economy, Trade, and Industry (METI), the golfing population in Japan increased from 8.93 million in 2018 to approximately 10.3 million in 2021. As the population becomes more aware of sports and the disposable income of individuals rises, there is a strong likelihood that the regional market will continue to grow. In addition to already established international brands, the market in the region is being driven by a rise in the participation of gold tournaments and spending money and time on sports activities. Increasing media exposure to international golf events has aided the rise in the popularity of golf among the masses. This trend encourages the youth to play such sports, further boosting the sales of golf equipment in the region.

Source: https://www.mordorintelligence.com/industry-reports/golf-equipment-market

Markets

Our products are sold in the Americas, Asia and Europe. We sell our golf equipment products in the United States and internationally, directly via e-commerce, through distribution or subsidiaries, to wholesale customers, including pro-shops at golf courses and off-course retailers, sporting goods retailers, on-line retailers, third-party distributors, and through Club Champion Golf, the international leader in golf club fitting with strategic locations across the U.S. and internationally. We sell certain products to mass merchants, as well as directly to consumers through retail locations in Japan and have recently begun selling products in South Korea. We offer custom fitting programs online to help consumers find the best fit for their personal specifications. In addition, we sell to corporate customers who want certain customizations of our golf equipment.

Advertising and Marketing

Our marketing campaigns in connection with the SPG brand are aimed to increase consumer awareness of the products and support our overall growth strategy. We will focus our advertising efforts mainly on television commercials, primarily on The Golf Channel and web-based digital, social media advertising, and printed advertisements in national magazines, such as Golf Magazine and Golf Digest, as well as in-store advertising. We also establish relationships with professional athletes and personalities, including members of various professional golf tours as well as other athletes and personalities, in order to promote our golf equipment product lines.

Distribution

Our manufacturing, assembly, warehousing and distribution center is in St. Joseph, MO, with putter head assembly performed at our headquarters and research and development facility in Camarillo, CA. In 2023, we began manufacturing putter and replacement shafts using our proprietary mandrels and wrapping technology. In 2024, we expanded our shaft offerings into fairway wood replacement shafts. In addition, we plan to grow distribution centers in or near Tokyo, Japan, Seoul, South Korea, Mexico City and other prominent cities based on the needs of these markets.

Production Process

In January 2024, we relocated our primary golf putting instrument assembly facility from Camarillo, CA to our St. Joseph, MO facility. It is our ongoing goal to develop, design and manufacture as many of the company’s products, as is economically feasible in the U.S. We currently have limited assembly/fitting capabilities in Japan and South Korea. Overall, the golf club assembly process is fairly labor intensive, requires extensive supply chain coordination and utilizes raw materials that are obtained from suppliers both internationally and within the United States.

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Raw Material and Suppliers

Our golf putters raw material consist of a fairly wide variety of steel and aluminum types, along with other metals like tungsten, magnesium, and titanium. Our shafts consist of carbon fiber and prepreg materials along with coatings, paintings, inks and other decorative materials. The suppliers of these raw materials are located in the U.S., Japan, South Korea, and other countries around the world. We rely on third-party suppliers to provide our raw materials and CNC machine certain parts. Our putters are currently assembled from components produced in the U.S., Taiwan, China, Japan and South Korea. Our shafts are manufactured in-house from materials produced in the U.S. by third parties. We note that some components or materials may be available only from a limited number of sources. We choose not to enter into long-term contracts with any of our suppliers or manufacturers for the production and supply of our raw materials and components, and typically transact business with our suppliers on an order-by-order basis. We also compete with other companies for raw materials and production.

We currently source the vast majority of our grip products from third-party suppliers in the U.S. and China, and we source some CNC milled products from the U.S. and Taiwan. However, we are already producing products, shafts and putter heads in the US, and plan to manufacture as many components in the U.S. as is economically feasible. We have worked with a limited number of manufacturing partners that produced components in facilities located in Southeast Asia and could do so again. We continuously work to diversify our sourcing and manufacturing capabilities.

Anytime a company has limited sources for materials or suppliers, there is significant risk, and we are no different. If we are unable to acquire raw materials such as carbon fiber, it may take significant time to educate an alternate supplier with the specific engineering and manufacturing requirements of our materials or designs. If we were unable to secure a reliable supplier for any component or material that we do not manufacture ourselves and find that replacement in a timely manner, this could have a material adverse effect on our business, financial condition and results of operations.

We have experienced supply issues as a result of the U.S. Government blocking all imports from Myanmar, and our source for carbon fiber shafts was instantly eliminated. With no supplier for shafts this materially impacted our ability to deliver product and grow channels of distribution. However, our management adapted and within 12 months overcame these issues by opening our own shaft manufacturing facility in St. Joseph, MO.

Product Portfolio Characteristics

We design our golf products to fit golfers of all skill levels, amateur and professional, and our products are designed with the goal of conforming to the Rules of Golf as published by the United States Golf Association (“USGA”) and the ruling authority (“The R&A”).

We live by the statement “Physics not Gimmicks” and as a result, we believe that we have created game changing innovations like our patented Ultra-Low Balance Point technologies that we believe make any putter a better putter. Ultra-Low Balance Point is a balance point on the shaft that is five (5) inches or less from the sole of the putter. The Company achieves this, not by making the putter head heavier like some companies have done, but by making the putter shaft and grip feather light. An ULBP putter has substantially more of the relative weight at the putter head which makes the putter head feel a lot heavier than it really is. The result, supported by independent testing, is a putter that promotes a natural pendulum like tempo, natural squaring of the head at impact and a natural release of the toe of the putter head, all of which can help contribute to better putting performance.

By investing in research and development and leveraging applied science and physics, we design golf equipment and products to be technologically superior by breaking the “sea of sameness” that exists in golf today. We have the ability to create and modify product designs using computer aided design software, finite element analysis software and structural optimization techniques. Further, we utilize a variety of robotics and testing equipment, along with computer software, including launch monitors, an in-house laboratory and test center for our golf equipment products.

We manage our global business operations through our operating and reportable business segments. Our business segments currently include, golf putting instruments, golf shafts, and golf related products.

SPG Putters

Our putter products include golf putters, shafts and grips sold under our SPG brand and are generally made of steel, aluminum, titanium alloys, carbon fiber, tungsten, our patented magnesium face plate technologies, and various other materials.

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Our putter technology has been shown by The Golf Lab, a Canadian golf research and education provider, to improve players’ ability to make putts, feel of the putter head, stroke, face angle at impact, and distance control. Our management believes that our proprietary shaft designs can enhance the performance of players’ putters as well as drivers and other golf clubs. Further, our management believes that these innovative designs, along with our proprietary manufacturing techniques, create performance improvements over traditional golf shafts.

We launched a new line of premium putters under the Gravity brand in October 2024. Management believes that our versions of these models, while having a familiar shape, could out-perform other versions in the industry because of our design and use of advanced metals.

Newton Shafts

On November 20, 2023, we announced a significant expansion of our product portfolio. We introduced “Newton,” the Company’s latest business division and the Company’s first foray into the world of golf club shafts. The Newton Motion driver shaft, the first Newton shaft to debut in the market, is a carbon fiber shaft designed to enhance a golfer’s performance by promoting straighter and longer shots with reduced effort. Using the Company’s proprietary shaft design and construction, the Newton Motion shaft features four essential technologies:

●	Elongated Bend Profile – SPG has created an extreme elongated bend profile that is central to the shaft’s design. Because of SPG’s proprietary Kinetic Storage Construction, the shaft will bend over a longer span of its length, resulting in improved club speed. The added flexibility of the carbon fiber gives the impression that the golfer doesn’t need to exert excessive force during the swing, leading to a more predictable and less jarring experience. This, in turn, enhances the smoothness of the swing.

●	Kinetic Storage Construction – The kinetic storage profile is the engine of Newton’s Motion Driver Shaft. This proprietary construction empowers the fibers to store more energy that is harnessed through elongated bend, resulting in a significant boost in exit velocity. In contrast to most carbon fiber shafts, SPG’s technology ensures perfect symmetry, eliminating the inconsistencies in flex and spin rates that can often lead to decreased accuracy and distance.

●	Newton Symmetry360 Design – SPG’s Newton Symmetry360 design ensures consistent flex, regardless of the driver’s clocking position. This stand-out feature allows for seamless adjustments to both the bend and torque (twist) when most flex changes occur, providing a truly versatile and adaptive solution.

●	Variable Bend Profile – The Newton Motion driver shaft is equipped with a variable elongated bend profile meticulously designed to match the bend and torque requirements of each flex. This innovation ensures that every player’s driving performance is optimized, adapting seamlessly to the unique demands of the swing. Golfers with slower swing speeds need more torque while higher swing speeds need the opposite. Whether a slow or high swing speed, the Newton Motion technology tailors to the torque.

In addition to the four aforementioned technologies, instead of using the traditional categorization of shaft flexes of ladies, senior, regular, stiff, extra-shift, etc., the Newton Motion shaft uses a DOT system. Ranging from one to six dots, the system allows for a seamless transition from the most flexible shaft at one dot to the stiffest at six dots. SPG’s innovative DOT system, employed by SPG’s expert shaft engineers, optimizes golf shaft performance by fine-tuning it to golfer’s unique abilities, leaving traditional flex systems in the past.

The Newton Motion shaft is visually captivating. When in motion, the shaft undergoes a mesmerizing color transformation from green to purple and various shades in between. The coloration not only adds a dash of style to a golfer’s game, but it also distinguishes itself from other shafts in the market.

The Newton shafts are manufactured in St. Joseph, Missouri, SPG’s shaft manufacturing facility.

Soft Goods

In addition to our existing products, we intend in the future to sell high quality soft goods such as golf apparel and golf accessories including golf bags, gloves, headwear, practice aids and more. We are in the early stages of planning our soft goods business and do not anticipate that we will begin manufacturing or selling soft goods until 2025.

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Environmental Matters

We are subject to federal, state and local environmental laws and regulations that impose limitations on the discharge of pollutants into the environment and establish standards for the handling, generation, emission, release, discharge, treatment, storage and disposal of certain materials, substances and wastes and the remediation of environmental contaminants (collectively, “Environmental Laws”). In the ordinary course of our manufacturing processes, we use paints, chemical solvents and other materials, and generate waste by-products that are subject to these Environmental Laws.

We endeavor to adhere to all applicable Environmental Laws and act as necessary to comply with these laws. We maintain an environmental and safety program at our facilities. The environmental and safety program includes obtaining environmental permits as required, capturing and appropriately disposing of any waste by-products, tracking hazardous waste generation and disposal, air emissions, safety situations, material safety data sheet management, storm water management and recycling, and auditing and reporting on its compliance.

Intellectual Property

We are the owner or licensee of multiple utility and design patents in the U.S. and foreign countries relating to our products and product designs, including U.S. and foreign trademark registrations relating to our products, product designs, manufacturing processes and research and development concepts. Other patent and trademark applications are pending and await registration. In addition, we own various other protectable rights under copyright, trade dress and other statutory and common laws. Our intellectual property rights are material to our business, and we seek to protect such rights through the registration of trademarks and utility and design patents, the maintenance of trade secrets and the creation of trade dress. When necessary and appropriate, we will enforce our rights through litigation.

Our patents are generally in effect for up to 20 years from the date of the filing of the patent application. Our trademarks are generally valid as long as they are in use and their registrations are properly maintained and have not been found to become generic.

Patents

We currently hold the following patents:

●	US D874589 S (Series 18 design patent)
●	US D874592 S (Series 54 design patent)
●	US D867494 S (Series 39 design patent)
●	US 11,123,614 B2 (Magnesium Golf Clubhead Insert)
●	Ultra Low Balance Point Utility Patent:

○	US 8,608,586
○	Australia Patent No. 2012/301755
○	Canada Patent No. 2,846,882
○	China Patent App No. 2012/80042114.1
○	European Patent App. No. 128287695
○	Japan Patent No. 2014-528632
○	South Korea Patent No. 2014-7008689
○	South Africa Patent No. 2014/02273

The Ultra Low Balance Point Utility Patent described above was licensed to us by Parcks Designs, LLC on July 24, 2018. The license granted to us is perpetual, worldwide, royalty-free, and exclusive aside from one other licensee. The principals of Parcks Designs, LLC are Steve Sacks and Richard Parente, cofounders of the Company together with Tim Triplett and Akinobu Yorihiro. On May 25, 2022, we and Parcks Designs entered into a Consulting Agreement whereby Parcks Designs will perform club and shaft testing and analysis, putter head design consulting and other services as may be agreed upon from time to time. The consulting fees due to Parcks Designs will be nominal in the beginning and increase to $2,000 per month after June 1, 2024.

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On August 7, 2018, Richard E. Parente and Steve Sacks assigned to us the entire worldwide right, title and interest in and to the Quad Weighted Lightweight Putter.

Confidential Information and Trade Secrets

The success of our business depends, in part, on the maintenance of confidential information and trade secrets, generally referred to as proprietary information. We have implemented procedures to maintain the confidentiality of our proprietary information. Employees enter into confidentiality agreements with us and, where appropriate, a confidentiality agreement is executed before confidential information is revealed. Confidentiality provisions are also present in consulting agreements and supplier agreements in certain cases where the consultant or supplier may be exposed to confidential information.

Trademarks

The following marks and phrases, among others, are trademarks of the Company:

●	USPTO Reg. No. 5,783,037 (Veni Vidi Vici)
●	USPTO Reg No. 5,822,719 (Sacks Parente)
●	South Korea Reg. No. 40-1820381 (Sacks Parente)

Domain names

We own the domain names listed below. Domain names are generally renewable every year or every two years.

www.sacksparente.com

www.newtonshafts.com

www.spgolfinc.com

www.spgolfco.com

www.spgputter.com

www.spgshafts.com

www.newtonshafts.com

www.spgtour.com

www.physicsnotgimmicks.com

www.spgfangster.com

Social Media Accounts

We operate the social media accounts listed below.

●	Twitter: https://mobile.twitter.com/sacksparente
●	Facebook: https://www.facebook.com/sacksparente
●	LinkedIn: https://www.linkedin.com/company/sacks-parente-golf/
●	Instagram: https://www.instagram.com/sacksparente/

Government Regulation

We are subject to extensive federal, state, local and foreign laws and regulations, as well as other statutory and regulatory requirements, the Americans with Disabilities Act (the “ADA”), and similar state laws, privacy and cybersecurity laws, environmental, health and human safety laws and regulations, the Foreign Corrupt Practices Act and other similar anti-bribery and anti-kickback laws. New laws and regulations or new interpretations of existing laws and regulations from federal, state and local authorities may also impact the business.

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Employees

As of October 31, 2024, we had 18 full-time equivalent employees. We employ additional people on a part-time basis as needed. We have never participated in a collective bargaining agreement. We believe relations with our employees are good.

Competition

We compete on the basis of technologies that improve the player’s experience. Management further believes quality and unparalleled customer service define the better companies in all industries. In order to better understand trends, management receives and evaluates internally generated market trends for the United States and foreign markets, as well as periodic public and customized market research for the United States and Asia. Providers of such market research are Golf Datatech and The National Golf Foundation that include trends from certain on- and off-course retailers. In addition, we utilize data from other market research firms in Asia.

Our major competitors for putting instruments are TaylorMade, Ping, Acushnet (Scotty Cameron, Titleist brand) and Callaway Odyssey/Toulon brands.

Our major competitors for golf shafts include Fujikura Composites, Inc, Mitsubishi Chemical MCC, Graphite Design, (Asia) Co Ltd, Nippon Shaft Co. Ltd, and Paderson Kinetixx, Taiwan.

All these and other competitors have been in business years longer than we have and have substantially greater resources than we do.

Customers

Our customers include individual golfers as well as wholesalers and retailers, including Club Champion Golf, the international leader in golf club fitting with strategic locations across the USA and internationally.

Implications of Being an “Emerging Growth Company”

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As an emerging growth company, we have elected to take advantage of reduced reporting requirements and are relieved of certain other significant requirements that are otherwise generally applicable to public companies. As an emerging growth company:

●	we may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	we are exempt from the requirement to obtain an attestation and report from our auditors on whether we maintained effective internal control over financial reporting under the Sarbanes-Oxley Act;

●	we are permitted to provide less extensive disclosure about our executive compensation arrangements; and

●	we are not required to give our stockholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of these provisions until December 31, 2027 (the last day of the fiscal year following the fifth anniversary of our initial public offering) if we continue to be an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our shares held by non-affiliates or issue more than $1.0 billion of non-convertible debt over a three-year period. We may choose to take advantage of some but not all of these reduced burdens. We have elected to provide two years of audited financial statements. Additionally, we have elected to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act.

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Available Information

We maintain a website at the following address: www.sacksparente.com. The information on our website is not incorporated by reference in this registration statement. We make available on or through our website certain reports and amendments to those reports that we file with or furnish to the Securities and Exchange Commission (“SEC”) in accordance with the Securities Exchange Act of 1934, as amended (“Exchange Act”). These include our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We make this information available on our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. In addition, we routinely post on the “Investors” page of our website news releases, announcements and other statements about our business and results of operations, some of which may contain information that may be deemed material to investors. Therefore, we encourage investors to monitor the “Investors” page of our website and review the information we post on that page. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at the following address: http://www.sec.gov.

THE OFFERING

Issuer:	Sacks Parente Golf, Inc.

Securities offered by us:

4,794,520 Common Units, each Common Unit consisting of one share of our common stock, one Series A Warrant to purchase one share of our common stock and one Series B Warrant to purchase one share of our common stock.

We are also offering to investors in Common Units that would otherwise result in the investor’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding shares of common stock immediately following the consummation of this offering the opportunity to purchase Prefunded Units in lieu of Common Units. Each Pre-Funded Unit consists of one pre-funded warrant (“Pre-Funded Warrant”) to purchase one share of our common stock, one Series A Warrant and one Series B Warrant. The purchase price of each Pre-Funded Unit is $1.459 (which is equal to the assumed public offering price per Common Unit minus $0.001). Subject to limited exceptions, a holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the common stock outstanding immediately after giving effect to such exercise. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Pre-Funded Unit purchased, the number of Units including a share of common stock we are offering will be decreased on a one-for-one basis. The Pre-Funded Units have no stand-alone rights and will not be certificated or issued as stand-alone securities.

The Common Units will not be certificated or issued in stand-alone form. The shares of our common stock (or Pre-Funded Warrants) and the Common Warrants comprising the Common Units are immediately separable upon issuance and will be issued separately in this offering.

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Over-Allotment Option	The offering is being underwritten on a firm commitment basis. We have granted the underwriter a 45-day option to purchase up to 719,178 additional shares of common stock, representing 15% of the Common Units sold in the offering (at an assumed public offering price of $1.46 per Common Unit, which is the last reported sales price of our common stock on the Nasdaq Capital Market on December 9, 2024 and/or up to 719,178 additional Pre-Funded Warrants, representing 15% of the Pre-Funded Warrants sold in the offering, and/or up to 719,178 additional Series A Warrants, representing 15% of the Series A Warrants sold in the offering, and/or up to 719,178 additional Series B Warrants, representing 15% of the Series B Warrants sold in the offering, on the same terms and conditions set forth above solely to cover over-allotments. The underwriter may exercise the over-allotment option with respect to shares of common stock only, Pre-Funded Warrants only, Series A Warrants only, Series B Warrants only, or any combination thereof.

Assumed public offering price:	$1.46 per Common Unit, which is the closing price of our common stock on Nasdaq on December 9, 2024.

Common stock outstanding immediately prior to this offering:	1,825,587 shares of common stock.

Common stock to be outstanding immediately after this offering:	6,620,107 shares(1) of common stock (or 7,339285 shares of common stock if the over-allotment option is exercised in full) assuming no issuance of Pre-Funded Units, and no exercise of the any of the Common Stock Warrants issued in this offering).

Use of proceeds:	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds”.

Description of Common Warrants:

Series A Warrants

Each Series A Warrant will have an exercise price of $[  ] per share (or 200% of the price of each Common Unit) and will expire on the five-year anniversary of the date of the Warrant Stockholder Approval. Beginning on the date of the Warrant Stockholder Approval, the Series A Warrants will contain a reset of the exercise price to a price equal to the lesser of (i) the then exercise price and (ii) the lowest volume weighted average price (VWAP) for the five trading days immediately following the date we effect a reverse split with a proportionate adjustment to the number of shares underlying the Series A Warrants (a “Reverse Split Reset”). Any such adjustment will be subject to a floor price (“the Floor Price”) calculated as follows: (a) prior to the date of the Warrant Stockholder Approval, 50% of the Nasdaq Minimum Price, and (b) after the date of the Warrant Stockholder Approval, 20% of the Nasdaq Minimum Price. Nasdaq Minimum Price means the lower of the Nasdaq closing price or the average closing price for the five immediately preceding trading days, all as at the pricing of this offering. Additionally, with certain exceptions, beginning on the date of the Warrant Stockholder Approval, the Series A Warrants will provide for an adjustment to the exercise price and number of shares underlying the Series A Warrants (the “Dilutive Adjustment”) upon our issuance of our common stock or common stock equivalents at any time after the closing of the offering, at a price per share that is less than the then-current exercise price of the Series A Warrants. Any Dilutive Adjustment will be subject to the Floor Price. The Series A Warrants may not be exercised until Warrant Stockholder Approval.

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Series B Warrants

Each Series B Warrant will have an exercise price of $[  ] per share (or 200% of the price of each Common Unit or pursuant to an alternative cashless exercise option). The Series B Warrant will expire on the 2 and one-half year anniversary of the date of the Warrant Stockholder Approval. Beginning on the date of the Warrant Stockholder Approval, the holders of the Series B Warrants have the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series B Warrants and (y) 2.0. Also, the Series B Warrants will provide for a Reverse Split Reset subject to the Floor Price. The Series B Warrants may not be exercised until the Warrant Stockholder Approval.

Reset and Adjustment of the Exercise Price of the Common Warrants; Blocker provisions

Effective on the 11th trading day following the date of the Warrant Stockholder Approval, the exercise price and the number of shares underlying the Common Warrants will be reset to the then-current lowest VWAP in the period commencing on the first trading day following the date of the Warrant Stockholder Approval and ending the close of trading on the tenth trading day thereafter. Such reset will be subject to the Floor Price. With respect to all of the Common Warrants, with the consent of the holder, we may adjust the exercise price to such amount and for such time as may be agreed upon.

Each holder of Common Warrants will be prohibited from exercising its Common Warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%. The Common Warrants will be issued in certificated form.

This offering also relates to the offering of the shares of common stock issuable upon the exercise of the Common Warrants. For more information regarding the Common Warrants, you should carefully read the section titled “Description of Securities We Are Offering — Common Warrants” in this prospectus.

Underwriting:	Aegis proposes to offer the units purchased pursuant to the underwriting agreement between us and Aegis to the public at the public offering price set forth on the cover page of this prospectus. In addition, we will reimburse Aegis for certain out-of-pocket expenses, including legal fees, related to the offering up to a maximum of $100,000. See “Underwriting”.

Nasdaq trading symbol:	Our common stock currently trades on Nasdaq under the symbol “SPGC”. We do not intend to list the Pre-Funded Warrants or Common Warrants offered hereunder on any stock exchange.

Transfer agent, Common Warrant agent and registrar:	The transfer agent and registrar for our common stock is VStock Transfer, LLC.

Risk factors:	The securities offered by this prospectus are speculative and involve a high degree of risk. Investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 16.

(1)	The number of shares of our common stock to be outstanding following this offering is based on 1,825,587 shares of common stock outstanding as of October 31, 2024 and excludes:

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●	291,160 shares of common stock issuable upon the exercise of common stock options issued to members of management, consultants, and directors at a weighted average exercise price of $8.07 per share; and
●	Up to 4,754,520 shares of our common stock issuable upon the exercise of the Series A Warrants based on an assumed offering price of $1.46 per Common Unit, which is the last reported sales price of our common stock on the Nasdaq Capital Market on December 9, 2024; and
●	Up to 9,589,040 shares of our common stock issuable upon the exercise of the Series B Warrants, assuming the Series B Warrants are exercised utilizing the alternative cashless exercise option based on an assumed public offering price of $1.46 per Common Unit, which is the last reported sales price of our common stock on the Nasdaq Capital Market on December 9, 2024.

Unless otherwise indicated, this prospectus also assumes that no Pre-Funded Units are issued and no exercise by the underwriter of its over-allotment option to purchase additional shares.

RISK FACTORS

Investing in our common stock and Common Warrants is highly speculative and involves a significant degree of risk. You should carefully consider the following risks and uncertainties as well as the risks and uncertainties described in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as in our subsequent Quarterly Reports filed with the Securities and Exchange Commission (the “SEC”), which filings are incorporated in this prospectus by reference in their entirety, as well as in any prospectus supplement hereto. These risk factors could materially and adversely affect our business, results of operations or financial condition. Our business faces significant risks and the risks described below or incorporated by reference herein may not be the only risks we face. Additional risks not presently known to us or that we currently believe are immaterial may materially affect our business, results of operations, or financial condition. If any of these risks occur, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to this Offering and Ownership of our Securities

The Common Stock and Pre-Funded Warrants (which are exercisable for common stock) sold in this offering will more than 3.5 the number of our shares of common stock from approximately 1,825,587 shares to 6,620,107 shares. If all the Common Warrants sold in this offering are exercised (assuming the Series B Warrants are exercised on an alternative cashless exercise basis), the number of our shares of common stock will increase by an additional 14,383,610 shares. The sales of these securities could depress the market price of our shares of common stock and/or increase the volatility of our trading.

A substantial number of shares of common stock, Pre-Funded Warrants, and Common Warrants are being offered by this prospectus. Sales of a substantial number of our shares of common stock in the public markets pursuant to the terms of this offering could depress the market price of our shares of common stock and impair our ability to raise capital to the sale of additional equity securities. Additionally, such sales could also greatly increase the volatility associated with the trading of our common stock. We cannot predict the number of the shares that might be sold, nor the effect future sales of shares would have on the market price of our shares.

If we fail to satisfy all applicable continued listing requirements of the Nasdaq Capital Market, our common stock may be de-listed from Nasdaq, which could have an adverse impact on the liquidity and market price of our common stock.

Our common stock is currently listed on the Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other listing requirements and standards, including, in particular, the minimum bid price requirement of $1.00 per share. There can be no assurance that we will be able to comply with the applicable listing requirements. In such event, trading of our common stock could be conducted only in the over-the-counter market. In such an event, it could be more difficult to dispose of our common stock, and there would likely also be a reduction in coverage by securities analysts and the news media, which could cause the price of our common stock to decline further. Also, it may be difficult for us to raise additional capital if we are not listed on a major exchange.

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We will likely not receive any additional funds upon the exercise of the Series B Warrants.

The Series B Warrants may be exercised by way of an alternative cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock according to the formula set forth in the applicable Series B Warrant. Accordingly, we will likely not receive any additional funds upon the exercise of the Series B Warrants.

Exercise of the Common Warrants will not be available until we receive stockholder approval.

The provisions of the Common Warrants require that Warrant Stockholder Approval be obtained in order for the Common Warrants to be exercised. If we are unable to obtain Warrant Stockholder Approval, the Common Warrants will essentially be of no value.

Investors in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price will be substantially higher than the net tangible book value per share of our outstanding shares of common stock. As a result, investors in this offering will incur immediate dilution of $0.07 per share based on the assumed public offering price of $1.46 per Unit. Investors in this offering will pay a price per Unit that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion over the use of our net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. We expect to use the net proceeds from this offering for working capital and general corporate purposes.

We have a history of losses, expect to continue to incur losses in the near term and may not achieve or sustain profitability in the future, and as a result, our management has identified, and our auditors agreed that there is a substantial doubt about our ability to continue as a going concern.

We have incurred significant losses since our inception. We experienced net losses of $4,625,000 and $3,505,000 for the years ended December 31, 2023 and 2022, respectively, and $3,408,000 for the nine months ended September 30, 2024. We expect our operating losses will continue, or even increase, at least through the near term. You should not rely upon our past results as indicative of future performance. We will not reach profitability in the near future or at any specific time in the future.

The report of our independent registered public accounting firm that accompanies our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our consolidated financial statements do not include any adjustments that might result if we are unable to continue as a going concern. If we are unable to continue as a going concern, holders of our securities might lose their entire investment.

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We may have to seek to raise additional funds to fund our operations and implement our business plan. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our common stock.

Any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock, which may be highly dilutive. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from the issuance of additional securities and we grant superior rights to new securities over holders of our common stock, it may negatively impact the trading price of our common stock and you may lose all or part of your investment.

The Common Warrants and the Pre-Funded Warrants are speculative in nature and there is not expected to be an active trading market for the Common Warrants.

There is no established trading market for the Common Warrants or Pre-Funded Warrants and we do not expect an active trading market to develop. Without an active trading market, the liquidity of the Common Warrants and Pre-Funded Warrants will be limited.

Holders of the Common Warrants or Pre-Funded Warrants will have no rights as a common stockholder until they acquire our common stock.

The Common Warrants and the Pre-Funded Warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Common Warrants may exercise their right to acquire the common stock and pay an exercise price of $[*] per share (200% of the public offering price of a Unit, subject to adjustment), prior to five years from the date of issuance, after which date any unexercised Common Warrants will expire and have no further value. In the case of Pre-Funded Warrants, holders may exercise their right to acquire the common stock and pay an exercise price of $0.001 per share. The Pre-Funded Warrants do not expire. Until holders of the Common Warrants or Pre-Funded Warrants acquire shares of our common stock upon exercise of the Common Warrants or Pre-Funded Warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the Common Warrants or Pre-Funded Warrants. Upon exercise of the Common Warrants or Pre-Funded Warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

Provisions of the Common Warrants could discourage an acquisition of us by a third party.

Certain provisions of the Common Warrants could make it more difficult or expensive for a third party to acquire us. The Common Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Common Warrants. These and other provisions of the Common Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

A possible “short squeeze” due to a sudden increase in demand of our shares of common stock that largely exceeds supply may lead to price volatility in our shares of common stock.

Following this offering, investors may purchase our shares of common stock to hedge existing exposure in our shares of common stock or to speculate on the price of our shares of common stock. Speculation on the price of our shares of common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our shares of common stock for delivery to lenders of our shares of common stock. Those repurchases may in turn, dramatically increase the price of our shares of common stock until investors with short exposure are able to purchase additional common shares to cover their short position. This is often referred to as a “short squeeze”. A short squeeze could lead to volatile price movements in our shares of common stock that are not directly correlated to the performance or prospects of our company and once investors purchase the shares of common stock necessary to cover their short position the price of our common stock may decline.

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An active, liquid and orderly trading market for our common stock may not develop, the price of our stock may be volatile, and you could lose all or part of your investment.

Even though our common stock is currently listed on Nasdaq, we cannot predict the extent to which investor interest in our company will lead to the development of an active trading market in our securities or how liquid that market might become. If such a market does not develop or is not sustained, it may be difficult for you to sell your shares of common stock at the time you wish to sell them, at a price that is attractive to you, or at all. There could be extreme fluctuations in the price of our common stock if there are a limited number of shares in our public float.

The trading price of our common stock may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. Our stock price could be subject to wide fluctuations in response to a variety of factors, which include:

●	whether we achieve our anticipated corporate objectives;
●	actual or anticipated fluctuations in our quarterly or annual operating results;
●	changes in our financial or operational estimates;
●	our ability to implement our operational plans;
●	changes in the economic performance or market valuations of companies similar to ours; and
●	general economic or political conditions in the United States or elsewhere.

In addition, broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock shortly following this offering. In the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

This offering may cause the trading price of our common stock to decrease.

The number of shares of common stock underlying the securities we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the trading price of our common stock. This decrease may continue after the completion of this offering. If the bid price of our common stock falls below $1.00 per share for 30 consecutive business days, we would no longer meet Nasdaq’s minimum bid price requirement and our common stock could be subject to delisting. We cannot predict the effect, if any, that the availability of shares for future sale represented by the Pre-Funded Warrants or Common Warrants issued in connection with the offering will have on the trading price of our common stock from time to time.

If our shares of common stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq and if the price of our common stock is less than $5.00, our common stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

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If we were to dissolve, the holders of our securities may lose all or substantial amounts of their investments.

If we were to dissolve as a corporation, as part of ceasing to do business or otherwise, we will be required to pay all amounts owed to any creditors before distributing any assets to holders of our capital stock. There is a risk that in the event of such a dissolution, there will be insufficient funds to repay amounts owed to holders of any of our indebtedness and insufficient assets to distribute to our capital stockholders, in which case investors could lose their entire investment.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our securities adversely, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, our stock price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

In making your investment decision, you should understand that we and the underwriter have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this prospectus before investing in our company. We may receive media coverage regarding our company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We and the underwriter have not authorized any other party to provide you with information concerning us or this offering, and you should not rely on unauthorized information in making an investment decision.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, and the documents incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “plan”, “potential”, “should”, “will”, “would”, “might”, and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or anticipated results, including:

Risks Related to Our Industry and Business

●	A reduction in the number of rounds of golf played or in the number of golf participants could adversely affect sales.

●	We may have limited opportunities for future growth in sales of golf products.

●	We may face increased labor costs or labor shortages that could slow growth and adversely affect our business, results of operations and financial condition.

●	Unfavorable economic conditions, including future pandemics, inflation or otherwise, could have a negative impact on consumer discretionary spending and therefore negatively impact our results of operations, financial condition and cash flows.

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●	A severe or prolonged economic downturn could adversely affect our wholesale customers’ financial condition, their levels of business activity and their ability to pay trade obligations.

●	We face intense competition in all of our markets, and if we are unable to compete effectively, it could have a material adverse effect on our business, results of operations, financial condition and growth prospects.

●	If we are unable to successfully manage the introduction of new products that perform and satisfy changing consumer preferences, it could significantly and adversely impact financial performance and prospects for future growth.

●	Our golf equipment, golf gear and other related golf business products could have a concentrated customer base. The loss of a major customer could have a significant effect on our sales.

●	Our business depends on a strong brand and related reputation, and if we are not able to build, maintain and enhance our brand or build a strong reputation, our sales may be adversely affected.

●	International political instability and terrorist activities may decrease demand for our products and disrupt our business.

●	Our business could be harmed by the occurrence of natural disasters, pandemic diseases, or other emergencies.

●	Our business and operating results are subject to seasonal fluctuations, which could result in fluctuations in our operating results and stock price.

●	Changes in equipment standards under applicable Rules of Golf could adversely affect our business.

●	Our sales and business could be materially and adversely affected if professional athletes, celebrities and other endorsers do not endorse or use our products.

●	Any significant changes in U.S. trade or other policies that block, or restrict imports or increase import tariffs could have a material adverse effect on results of operations.

●	Our current senior management team and other key executives are critical to our success, and the loss of, and failure to adequately replace, any individual executive, or manager, could significantly harm our business.

●	Our independent auditor has expressed substantial doubt about our ability to continue as a going concern.

Risks Related to Our Intellectual Property

●	Failure to adequately enforce our intellectual property rights could adversely affect our reputation and sales.

●	We may become subject to intellectual property claims or lawsuits that could cause it to incur significant costs or pay significant damages or that could prohibit us from selling our products.

Risks Related to Operations, Manufacturing, and Technology

●	We are exposed to risks associated with doing business globally and manufacturing in the USA.

●	We have international sales and international supply chains where unfavorable changes in foreign currency exchange rates could have a significant negative impact on our results of operations.

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●	Any difficulties from strategic acquisitions or strategic partnerships we pursue or consummate could adversely affect business, financial condition and our results of operations.

●	If we inaccurately forecast demand for our products, we may manufacture either insufficient or excess quantities, which, in either case, could adversely affect our financial performance.

●	Our planned international business expansions could adversely affect results if they fail to successfully transition and grow revenue.

●	We depend on single source or a limited number of suppliers for some of the components of in our products, and the loss of any of these suppliers could harm our business.

●	A significant disruption in the operations of our assembly and golf shaft manufacturing facilities could have a material adverse effect on our sales, profitability and results of operations.

●	A disruption in the service or a significant increase in the cost of our primary delivery and shipping services for our products and component parts or a significant disruption at shipping ports could have a material adverse effect on our business.

●	The costs and availability of finished products, product components and raw materials could affect our operating results.

●	We may be subject to product warranty claims that require the replacement or repair of products sold. Such warranty claims could adversely affect our results of operations and relationships with our customers.

●	Our growth initiatives require significant capital investments and there can be no assurance we will realize a positive return on these investments.

●	Sales of our products by unauthorized retailers or distributors could adversely affect our authorized distribution channels and harm our reputation.

●	We rely on research and development, technical innovation and high-quality products to successfully compete.

●	We rely on information systems that assist in the management of our manufacturing, inventory, distribution, engineering, sales and other functions. If our information systems were to fail to perform these functions adequately or if we experienced an interruption in operation, including a breach in cyber security, our business and results of operations could suffer.

●	Cyber-attacks, unauthorized access to, or accidental disclosure of, consumer personally-identifiable information, that we or our vendors collect through our websites or stores on servers may result in significant expense and negatively impact our reputation and business.

Risks Related to Governmental Regulations

●	We are subject to many federal, state, local and foreign laws, as well as other statutory and regulatory requirements, with which compliance can be both costly and complex. Our failure to comply with, or adapt to changes in these laws or requirements, could have an adverse impact on our business.

●	Regulations related to “conflict minerals” require us to incur additional expenses and could limit the supply and increase the cost of certain metals used in manufacturing our products.

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●	We are subject to environmental, health and safety laws and regulations, which could subject us to liabilities, increased costs or restrictions of operations in the future.

●	Changes in, or any failure to comply with, data privacy laws, regulations, and standards may adversely affect our business.

Risks Related to Tax and Financial Matters

●	Changes in tax laws and unanticipated tax liabilities could adversely affect our effective income tax rate and profitability.

●	We will need to raise additional funds from time to time through public or private debt or equity financings in order to execute our growth strategy.

●	Increases in interest rates could increase the cost of servicing our indebtedness and have an adverse effect on our results of operations and cash flows.

●	Increases in costs as a result of being a public company could have an adverse effect on our cash flows and business results.

Risks Related to Our Common Stock

●	The market prices and trading volume of our shares of Common Stock may experience rapid and substantial price volatility which could cause purchasers of our Common Stock to incur substantial losses.

●	Market and economic conditions may negatively impact our business, financial condition and share price.

●	If securities or industry analysts do not publish research or reports, or publish unfavorable research or reports about our business, our stock price and trading volume may decline.

●	Future sales and issuances of our Common Stock could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

●	We do not intend to pay cash dividends on our shares of Common Stock so any returns will be limited to the value of our shares.

●	We may be at risk of securities class action litigation.

●	Financial reporting obligations of being a public company in the U.S. are expensive and time-consuming, and our management is required to devote substantial time to compliance matters.

●	Our Bylaws and Certificate of Incorporation provide that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

●	Our shares will be subject to potential delisting if we do not maintain the listing requirements of the Nasdaq Capital Market.

General Risk Factors

●	Our insurance policies may not provide adequate levels of coverage against all claims and we may incur losses that are not covered by our insurance.

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●	If our estimates or judgments relating to our critical accounting policies prove to be incorrect, our financial condition and results of operations could be adversely affected.

●	Certain of our stockholders, if they choose to act together, have the ability to significantly control or influence all matters submitted to stockholders for approval.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus. We have based these forward-looking statements largely on our current expectations about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors”. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $6,100,000 (or approximately $7,066,000 if the over-allotment option is exercised in full) after deducting underwriter discounts and commissions, and estimated offering expenses payable by us, and excluding the proceeds, if any, from the cash exercise of the Common Warrants.

We will only receive additional proceeds from the exercise of the Common Warrants if the Common Warrants are exercised and the holders of such Warrants pay the exercise price in cash. The Series B Warrants may be exercised by way of an alternative cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise. Accordingly, it is likely that we will not receive any additional funds upon the exercise of the Series B Warrants.

We currently intend to use the net proceeds of this offering as working capital and for general corporate purposes.

The actual allocation of proceeds realized from this offering will depend upon our cash position and our working capital requirements. We cannot currently allocate specific percentages of the net proceeds to us from this offering that we may use for these purposes. Therefore, as of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering. Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024 as follows:

●	on an actual basis; and
●	on an as adjusted basis to reflect the issuance of 366,000 common shares issued on October 10, 2024, for net proceeds of $536,000; and
●	on an as adjusted basis to reflect the issuance and sale by us of 4,794,520 Common Units in this offering at the assumed public offering price of $1.46 per Common Unit (assuming no issuance of Pre-Funded Warrants), after deducting underwriter fees and estimated offering expenses payable by us and the receipt by us of the proceeds of such sale.

The information below is illustrative only. Our capitalization following the closing of this offering will change based on the actual public offering price and other terms of this offering determined at pricing. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, and subsequent Exchange Act reports.

	As of September 30, 2024
	Actual (Unaudited)	As Adjusted (Unaudited)

Cash	$1,313,000	$7,949,000

Stockholders’ equity:
Preferred stock, $0.01 par value per share, 5,000,000 shares authorized, no shares issued and outstanding	$—	$—
Common stock, $0.01 par value per share; 45,000,000 shares authorized, 1,459,587 shares issued and outstanding; 6,620,107 shares issued and outstanding as adjusted (unaudited)	$15,000	66,000
Additional paid-in capital	16,348,000	22,839,000
Accumulated deficit	(13,725,000)	(13,725,000)
Total stockholders’ equity	2,638,000	9,180,000
Total capitalization	$2,638,000	$9,180,000

The number of shares of our common stock outstanding set forth in the table above excludes, as of September 30, 2024:

●	291,160 shares of common stock issuable upon the exercise of common stock options issued to members of management, consultants, and directors at a weighted average exercise price of $8.07 per share; and
●	Up to 4,754,520 shares of our common stock issuable upon the exercise of the Series A Warrants based on an assumed offering price of $1.46 per Common Unit, which is the last reported sales price of our common stock on the Nasdaq Capital Market on December 9, 2024; and
●	Up to 9,589,040 shares of our common stock issuable upon the exercise of the Series B Warrants, assuming the Series B Warrants are exercised utilizing the alternative cashless exercise option based on an assumed public offering price of $1.46 per Common Unit, which is the last reported sales price of our common stock on the Nasdaq Capital Market on December 9, 2024.

DILUTION

If you invest in our Common Units in this offering, your investment will be immediately and substantially diluted to the extent of the difference between the public offering price per share of our common stock that is part of the Common Unit and the as adjusted net tangible book value per share of our common stock after giving effect to the offering.

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Our net tangible book value (deficit) as of September 30, 2024 was $2,638,000, or $1.81 per share. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.

As adjusted net tangible book value dilution per share of common stock to new investors represents the difference between the amount per share of common stock that is part of the Common Unit paid by investors in the offering and the net tangible book value per share of common stock immediately after completion of the offering. After giving effect to the offering and our sale of the Common Units in the offering at an assumed public offering price of $1.46 per Common Unit, and after deduction of underwriter fees from gross proceeds raised in the offering and estimated offering expenses payable by us, and after giving effect to the issuance of 366,000 common shares with net proceeds of $536,000, our as adjusted net tangible book value as of September 30, 2024 would have been $9,180,000 or $1.39 per share of common stock. This represents an immediate decrease in net tangible book value of $0.42 per share of common stock to existing stockholders and an immediate dilution in net tangible book value of $0.07 per share of common stock to investors in the offering, as illustrated in the following table, based on common shares outstanding as of September 30, 2024.

The information below is illustrative only and assumes the maximum offering amount is sold. The dilution caused by this offering will change based on the actual public offering amount and price and other terms of this offering determined at pricing. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, and subsequent Exchange Act reports.

Assumed offering price per share of common stock (attributing no value to Common Warrants)		$1.46
Actual net tangible book value per share of common stock before this offering(1)	$1.81
Decrease in net tangible book value per share attributable to new investors(2)	$(0.42)
Net tangible book value per share after this offering(3)		$1.39
Immediate dilution in net tangible book value per share to new investors		$(0.07)

(1)	Determined by dividing (i) net tangible book value (total assets less intangible assets) less total liabilities by (ii) the total number of shares of common stock issued and outstanding prior to the offering.
(2)	Represents the difference between (i) as adjusted net tangible book value per share after this offering and (ii) net tangible book value per share as of September 30, 2024.
(3)	Determined by dividing (i) as adjusted net tangible book value, which is our net tangible book value plus the cash proceeds of this offering, after deducting the estimated offering expenses payable by us, by (ii) the total number of shares of common stock to be outstanding following this offering.

If the underwriter exercises its option to purchase an additional 719,178 Common Units in full, our as adjusted net tangible book value after giving effect to this offering, would have been approximately $1.39 per share, representing no increase or decrease in net tangible book value per share to existing stockholders and immediate dilution in net tangible book value of approximately $0.42 per share to new investors purchasing shares in this offering.

The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of Units that we offer in this offering, and other terms of this offering determined at the time of pricing. The foregoing discussion and table assume no issuance of Pre-Funded Warrants, which if sold, would reduce the number of Units that we are offering on a one-for-one basis. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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The number of shares of our common stock outstanding set forth in the table above excludes, as of September 30, 2024:

●	291,160 shares of common stock issuable upon the exercise of common stock options issued to members of management, consultants, and directors at a weighted average exercise price of $8.07 per share; and
●	Up to 4,754,520 shares of our common stock issuable upon the exercise of the Series A Warrants based on an assumed offering price of $1.46 per Common Unit, which is the last reported sales price of our common stock on the Nasdaq Capital Market on December 9, 2024; and
●	Up to 9,589,040 shares of our common stock issuable upon the exercise of the Series B Warrants, assuming the Series B Warrants are exercised utilizing the alternative cashless exercise option based on an assumed public offering price of $1.46 per Common Unit, which is the last reported sales price of our common stock on the Nasdaq Capital Market on December 9, 2024.

SELECTED HISTORICAL FINANCIAL DATA

The following tables present our summary financial data and should be read together with our audited consolidated financial statements for the years ended December 31, 2023 and 2022 and the unaudited condensed consolidated financial statements for the nine months ended September 30, 2024 and accompanying notes and information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from the aforementioned periods appearing elsewhere in this prospectus. Our financial statements are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Our historical results are not necessarily indicative of our future results.

Consolidated Statement of Operations Data:

In the table below, amounts are rounded to nearest thousands, except share and per share amounts.

	Nine Months Ended September 30,		Year Ended December 31,
	2024	2023	2023	2022
	(unaudited)	(unaudited)
Statement of Operations Data:
Net sales	$2,374,000	$232,000	$349,000	$190,000
Cost of goods sold	874,000	134,000	227,000	110,000
Operating expenses	5,047,000	2,816,000	4,755,000	2,947,000
Loss on extinguishment of debt	-	-	-	(574,000)
Interest income (expense), net	139,000	(68,000)	8,000	(64,000)
Net loss	$(3,408,000)	$(2,786,000)	$(4,625,000)	$(3,505,000)
Net loss per share, basic and diluted	$(2.33)	$(2.43)	$(3.78)	$(3.36)
Weighted-average shares used in computing net loss per share, basic and diluted	1,459,587	1,144,260	1,223,740	1,043,382

Balance Sheet Data

In the table below, amounts are rounded to nearest thousands.

	September 30, 2024	December 31, 2023
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$1,313,000	$5,338,000
Total current assets	$2,434,000	$5,835,000
Total assets	$3,364,000	$6,394,000
Total current liabilities	$672,000	$475,000
Total liabilities	$726,000	$604,000
Total stockholders’ equity	$2,638,000	$5,790,000

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DESCRIPTION OF SECURITIES

The following is a summary description of the Common Stock, which does not purport to be complete and is summarized from, and is qualified in its entirety by reference to, our Certificate of Incorporation, and Bylaws, to which you should refer and copies of which are incorporated herein by reference as Exhibits 3.1 and 3.2, respectively. The summary below is also qualified by provisions of applicable law, including the Delaware General Corporation Law.

Common Stock

We are authorized to issue up to a total of 45,000,000 shares of common stock, par value $0.01 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights.

Further, holders of our common stock have no pre-emptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of our assets which are legally available. Each outstanding share of our common stock is, and all shares of common stock to be issued in this offering when they are paid for, will be fully paid and non-assessable.

The holders of a majority of the shares of our common stock outstanding, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. Except in regards to proposals that require the approval of a majority of the issued and outstanding shares, if a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, will be able to issue convertible preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any shares of preferred stock following this offering. We have not issued any shares of preferred stock.

Our board of directors will fix the designations, voting powers, rights, preferences and privileges of each series, as well as the qualifications, limitations or restrictions thereof, of the Preferred Stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of Preferred Stock we are offering before the issuance of that series of Preferred Stock. This description will include:

●	the title and stated value;

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●	the number of shares being offered;

●	the liquidation preference per share;

●	the purchase price per share;

●	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the Preferred Stock on any securities exchange or market;

●	whether the Preferred Stock will be convertible into Common Stock, and the conversion rate or conversion price, or how they will be calculated, and the exchange period;

●	voting rights, if any, of the Preferred Stock;

●	preemption rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material or special United States federal income tax considerations applicable to the Preferred Stock;

●	the relative ranking and preferences of the Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	the limitations on issuances of any class or series of Preferred Stock ranking senior to or on a parity with the series of Preferred Stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the Preferred Stock.

Upon issuance, the shares of Preferred Stock will be fully paid and non-assessable.

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Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation and our Bylaws

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly traded Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock, subject to certain exceptions. The statute could have the effect of delaying, deferring or preventing a change in control of our Company.

Removal of Directors

Our Bylaws provide that stockholders holding at least 66-2/3% of the voting power may remove any director from office with or without cause.

Stockholders not Entitled to Cumulative Voting

Our Certificate of Incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the election of directors shall be decided by a majority of the votes cast at a meeting of the stockholders by the holders of stock entitled to vote in the election; provided, however, if the number of nominees for director exceeds the directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or by proxy.

Choice of Forum

Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the DGCL, our Certificate of Incorporation, or our Bylaws; any action to interpret, apply, enforce, or determine the validity of our Certificate of Incorporation or Bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. The enforceability of similar choice of forum provisions in other companies’ Certificates of Incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.

Amendment Provisions

The Board of Directors is expressly authorized and empowered to adopt, amend, alter, or repair or repeal the Bylaws without any action on the part of the stockholders. The stockholders also have the power to adopt, amend or repeal the Bylaws upon the affirmative vote of the holders of at least 66-2/3% of the voting power.

Board of Directors Vacancies

Our Certificate of Incorporation and Bylaws authorize either our board of directors or stockholders holding a majority of the voting power to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution of the majority of the incumbent directors.

Stockholder Action; Special Meeting of Stockholders

Our Certificate of Incorporation and Bylaws provide that our stockholders may take action by written consent. Our Certificate of Incorporation and Bylaws further provide that special meetings of our stockholders may be called by a majority of the board of directors or pursuant to demands from stockholders who own, in the aggregate, at least 15% of the outstanding voting power.

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Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which a public announcement of the date of such meeting is first made by us. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

These provisions could discourage a potential acquirer from acquiring Sacks Parente Golf, Inc. or otherwise attempting to obtain control and increase the likelihood that its incumbent directors and officers will retain their positions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

The Nasdaq Capital Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “SPGC”.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Securities”.

Common Warrants

Overview. The following summary of certain terms and provisions of the Common Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrant agent agreement between us the Common Warrant Agent, and the form of Common Warrant which is filed as an exhibit to the registration statement of which this prospectus is a part.

Each Series A Warrant will have an exercise price of $[  ] per share (or 200% of the price of each Common Unit) and will expire on the five-year anniversary of the date of the Warrant Stockholder Approval. Beginning on the date of the Warrant Stockholder Approval, the Series A Warrants will contain a reset of the exercise price to a price equal to the lesser of (i) the then-current exercise price and (ii) the lowest volume weighted average price (VWAP) for the five trading days immediately preceding and immediately following the date we effect a reverse split with a proportionate adjustment to the number of shares underlying the Series A Warrants (a “Reverse Split Reset”). Any such adjustment will be subject to a floor price (“the Floor Price”) calculated as follows: (a) prior to the date of the Warrant Stockholder Approval, 50% of the Nasdaq Minimum Price, and (b) after the date of the Warrant Stockholder Approval, 20% of the Nasdaq Minimum Price. Nasdaq Minimum Price means the lower of the Nasdaq closing price or the average closing price for the five immediately preceding trading days, all as at the pricing of this offering. Additionally, with certain exceptions, beginning on the date of the Warrant Stockholder Approval, the Series A Warrants will provide for an adjustment to the exercise price and number of shares underlying the Series A Warrants (the “Dilutive Adjustment”) upon our issuance of our common stock or common stock equivalents at any time after the closing of the offering, at a price per share that is less than the then exercise price of the Series A Warrants. Any Dilutive Adjustment will be subject to the Floor Price. The Series A Warrant may not be exercised until Warrant Stockholder Approval.

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Each Series B Warrant will have an exercise price of $[  ] per share (or 200% of the price of each Common Unit or pursuant to an alternative cashless exercise option). The Series B Warrant will expire on the 2 and one-half year anniversary of the date of the Warrant Stockholder Approval. Beginning on the date of the Warrant Stockholder Approval, the holder of the Series B Warrants has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series B Warrants and (y) 2.0. Also, the Series B Warrants will provide for a Reverse Split Reset subject to the Floor Price. The Series B Warrants may not be exercised until Warrant Stockholder Approval.

Effective on the 11th trading day following the date of the Warrant Stockholder Approval, the exercise price and the number of shares underlying the Common Warrants will be reset to the then-current lowest VWAP in the period commencing on the first trading day following the date of the Warrant Stockholder Approval and ending the close of trading on the tenth trading day thereafter. Such reset will be subject to the Floor Price. With respect to all of the Warrants, with the consent of the holder, we may adjust the exercise price to such amount and for such time as may be agreed upon. Finally, none of the Warrants may be exercisable until the Warrant Stockholder Approval.

Each holder of Common Warrants will be prohibited from exercising its Common Warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%. The Common Warrants will be issued in certificated form.

This offering also relates to the offering of the shares of common stock issuable upon the exercise of the Common Warrants. For more information regarding the Common Warrants, you should carefully read the section titled “Description of Securities We Are Offering — Common Warrants” in this prospectus.

Exercise Limitation. A holder (together with its affiliates) may not exercise any portion of the Common Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Common Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants.

Variable Rate Transactions: Until the three-month anniversary of the Warrant Stockholder Approval, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company of common stock or common stock equivalence involving a variable rate transaction (as defined in the applicable Warrant).

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the Common Warrants. If, upon exercise of the Common Warrant, a holder would be entitled to receive a fractional interest in a share, we will, in our discretion and upon exercise, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole share.

Transferability. Subject to applicable laws, the Common Warrants may be offered for sale, sold, transferred or assigned at the option of the holder without our consent.

Exchange Listing. There is no established public trading market for the Common Warrants, and we do not expect a market to develop. In addition, we do not intend to list the Common Warrants on any securities exchange or nationally recognized trading system.

Fundamental Transactions. In the event of a “fundamental transaction”, as described in the Common Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Common Warrants will be entitled to receive upon exercise of the Common Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Common Warrants immediately prior to such fundamental transaction.

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Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a Common Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Common Warrant.

Pre-Funded Warrants

The following description of the Pre-Funded Warrants we are offering is a summary and is qualified in its entirety by reference to the provisions of the Pre-Funded Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Each Pre-Funded Warrant is exercisable for one share of our common stock, with an exercise price equal to $0.001 per share, at any time that the Pre-Funded Warrant is outstanding. There is no expiration date for the Pre-Funded Warrants. The holder of a Pre-Funded Warrant will not be deemed a holder of our underlying common stock until the Pre-Funded Warrant is exercised.

The exercise price and the number of shares of common stock issuable upon exercise of the Pre-Funded Warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our common stock.

The term “pre-funded” refers to the fact that the purchase price of our common stock in this offering includes almost the entire exercise price that will be paid under the Pre-Funded Warrants, except for a nominal remaining exercise price of $0.001. The purpose of the Pre-Funded Warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to make an investment in us without triggering their ownership restrictions, by receiving Pre-Funded Warrants in lieu of our common stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the Pre-Funded Warrants at such nominal price at a later date.

The Pre-Funded Warrants are exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of common stock purchased upon such exercise (except in the case of a cashless exercise, as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding shares of common stock immediately after exercise. However, upon notice from the holder to us, the holder may decrease or increase the holder’s beneficial ownership limitation, which may not exceed 9.99% of the number of outstanding shares of common stock immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us. Purchasers in this offering may also elect, prior to the issuance of the Pre-Funded Warrants, to have the initial exercise limitation set at 9.99% of our outstanding shares of common stock. No fractional shares will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

If at the time a holder exercises its Pre-Funded Warrants, a registration statement registering the issuance of the shares of common stock underlying the Pre-Funded Warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

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Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

Exchange Listing.

There is no trading market available for the Pre-Funded Warrants on any securities exchange or nationally recognized trading system. We do not intend to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder.

Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our shares of common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our shares of common stock, including any voting rights, until the holder exercises their Pre-Funded Warrants.

Fundamental Transaction.

In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our shares of common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of common stock, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding shares of common stock, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Pre-Funded Warrants, in the event of certain fundamental transactions, the holders of the Pre-Funded Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Pre-Funded Warrants on the date of consummation of the transaction.

UNDERWRITING

We will enter into an underwriting agreement with Aegis Capital Corp. (“Aegis” or the “underwriter”) in connection with this offering. Aegis is acting as the sole book-running manager. The underwriting agreement provides for the purchase of a specific number of units. The underwriter has agreed to purchase the number of units set forth opposite its name below:

Underwriter	Number of Units
Aegis Capital Corp.

The underwriter has agreed to purchase all of the units offered by this prospectus (other than those covered by the over-allotment option described below), if any are purchased under the underwriting agreement.

The underwriter is offering the units subject to various conditions and may reject all or part of any order. The representative of the underwriter has advised us that the underwriter proposes to offer the units directly to the public at the public offering price per unit that appears on the cover page of this prospectus. In addition, the representative may offer some of the units to other securities dealers at such price less a concession of $[_____] per unit. After the units are released for sale to the public, the representative may change the offering price and other selling terms at various times.

We have granted the underwriter an over-allotment option to purchase up to 719,178 additional shares of common stock, representing 15% of the Common Units sold in the offering (at an assumed public offering price of $1.46 per Common Unit, which is the last reported sales price of our common stock on the Nasdaq Capital Market on December 9, 2024), and/or up to 719,178 additional Pre-Funded Warrants, representing 15% of the Pre-funded Warrants sold in the offering, and/or up to 719,178 additional Series A Warrants, representing 15% of the Series A Warrants sold in the offering, and/or up to 719,178 additional Series B Warrants, representing 15% of the Series B Warrants sold in the offering, on the same terms and conditions set forth above solely to cover over-allotments. The underwriter may exercise the over-allotment option with respect to shares of common stock only, Pre-Funded Warrants only, Series A Warrants only, Series B Warrants only, or any combination thereof.

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If the underwriter exercises all or part of this option, Aegis will purchase shares, warrants or units covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. The underwriter has agreed that, to the extent the over-allotment option is exercised, they will purchase the additional shares, warrants or units reflected in the foregoing table.

The following table provides information regarding the amount of the discount to be paid to the underwriter by us, before expenses (these amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option in the offering):

	Per Unit	Total Without Exercise of Underwriter’s Option	Total With Full Exercise of Underwriter’s Option
Public offering price	$1.46	$7,000,000	$8,050,000
Underwriting discount (7.0%)	$(0.1022)	$(490,000)	$(563,000)
Non-accountable expense allowance (1.0%)(1)	$(0.0146)	$(70,000)	$(81,000)
Proceeds to us (before expenses)	$1.35	$6,440,000	$7,406,000

(1) We have agreed to pay a non-accountable expense allowance to Aegis equal to 1.0% of the gross proceeds received in this offering. We have also agreed to reimburse Aegis for certain out-of-pocket expenses, including, but not limited to, up to $100,000 for reasonable legal fees and disbursements for the underwriter’s counsel.

From time to time, Aegis or its affiliates have in the past or may in the future engage in investment banking and/or other services with us and our affiliates for which it has received or may in the future receive customary fees and expenses. In October 2024, Aegis served as the underwriter in connection with a public offering (the “Offering”) of an aggregate of 366,000 shares (the “Shares”) of our common stock, par value $0.01 per share, pursuant to an underwriting agreement between Aegis and us (the “October Underwriting Agreement”) containing standard terms, including standstill provisions. The Offering closed on October 10, 2024, and we received net proceeds of approximately $536,000 after deducting underwriting discounts and commissions and estimated expenses payable by us associated with the Offering.

Lock-Up Agreements

Our directors , executive officers and 10% stockholders have agreed that, for a period of ninety (90) days from the closing date of the offering, subject to certain limited exceptions, they will not directly or indirectly, without the prior written consent of Aegis, (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Our directors, executive officers and 10% stockholders have agreed not to offer, sell, dispose of or hedge any shares of our common stock, subject to specified limited exceptions, for a period of ninety (90) days after the date of this offering.

Aegis, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release common stock and other securities from lock-up agreements, Aegis will consider, among other factors, the holder’s reasons for requesting the release, the number of shares of common stock and other securities for which the release is being requested and market conditions at the time.

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Company Standstill

Without the prior written consent of Aegis, the Company has agreed, for a period of three (3) months from the closing date of the offering, that it will not (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (b) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company except for (i) the adoption of an equity incentive plan, or the amendment of an existing equity incentive plan, and the grant of awards or equity pursuant to any equity incentive plan, and the filing of a registration statement on Form S-8; provided, however, that any sales by parties to the lockups shall be subject to the lock-up agreements and (ii) this issuance of shares in connection with an acquisition or a strategic relationship which may include the sale of equity securities, including, without limitation, an issuance of shares in connection with an agreement with a vehicle manufacturer; provided, that none of such shares shall be saleable in the public market until the expiration of the applicable period described above.

Right of First Refusal

If, for the period ending twelve (12) months from the closing of the offering, or nine (9) months from the closing of the offering if the offering is below $5.0 million, we or any of our subsidiaries decides to raise funds by means of a public offering or a private placement or any other capital raising financing of equity, equity-linked or debt securities, Aegis (or any affiliate designated by Aegis) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing. If Aegis or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature, but in no event will the fee structure be less than those outlined in the underwriting agreement between the Company and Aegis entered into for this offering, and the provisions of such underwriting agreement, including indemnification, which are appropriate to such transaction. Notwithstanding the foregoing, the decision to accept the Company’s engagement shall be made by Aegis or one of its affiliates, by a written notice to the Company, within ten (10) days of the receipt of the Company’s notification of its financing needs, which notice shall include a detailed term sheet. The foregoing right of first refusal shall not apply to (i) any transaction where the book-running manager, underwriter or placement agent for such financing is a tier one investment bank in the United States or (ii) any non-public financings or transactions not involving an investment bank, financial advisor, placement agent, finder or other party receiving payment in connection with the offering, including, without limitation, rights offerings to existing shareholders or similar transactions.

Tail Financing

Aegis shall be entitled to compensation with respect to any public or private offering or other financing or capital raising transaction of any kind to the extent that such financing or capital is provided to us by funds whom Aegis had contacted during the engagement period or introduced to us during the engagement period, if such tail financing is consummated at any time within the three (3) month period following the closing of the offering or the expiration or termination of the letter of engagement between Aegis and us dated November 18, 2024, as may be amended from time to time.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933.

Rules of the Securities and Exchange Commission may limit the ability of the underwriter to bid for or purchase shares before the distribution of the shares is completed. However, the underwriter may engage in the following activities in accordance with the rules:

● Stabilizing transactions — The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

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● Over-allotments and syndicate covering transactions — The underwriter may sell more shares of our common stock in connection with this offering than the number of shares that they have committed to purchase. This over-allotment creates a short position for the underwriter. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriter’s over-allotment option to purchase additional shares in this offering described above. The underwriter may close out any covered short position either by exercising their over-allotment option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in this offering.

● Penalty bids — If the representative purchases shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriter and selling group members who sold those shares as part of this offering.

● Passive market making — Market makers in the shares who is the underwriter may make bids for or purchases of shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resales of the shares.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of the shares. These transactions may occur on the Nasdaq Capital Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Delivery of Preliminary Prospectus: A preliminary prospectus in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The preliminary prospectus supplement in electronic format will be identical to the paper version of such preliminary prospectus. Other than the preliminary prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus forms a part.

The underwriter and its affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, the underwriter and their affiliates may effect transactions for their own account or the accounts of customers, and hold on behalf of itself or its customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Aegis may release, or authorize us to release, as the case may be, the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

Listing

Our common stock is currently listed on Nasdaq under the symbol “SPGC”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by TroyGould PC, Los Angeles, CA. Kaufman & Canoles, Richmond, VA, is acting as counsel to the underwriter.

EXPERTS

Weinberg & Company, P.A., our independent, registered public accounting firm, has audited our consolidated financial statements as of December 31, 2023 and 2022 and for the years then ended included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our financial statements are incorporated by reference in reliance on Weinberg & Company P.A.’s report, which includes an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the date this offering is terminated or we issue all of the securities under this prospectus:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 18, 2024;

●	our Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2024, June 30, 2024, and September 30, 2024 filed with the SEC on April 30, 2024, August 5, 2024, and November 14, 2024 respectively;

●	our Current Reports on Form 8-K filed with the SEC on January 4, 2024, January 9, 2024, January 22, 2024, March 8, 2024, April 4, 2024, April 30, 2024, May 10, 2024, May 14, 2024, June 5, 2024, July 24, 2024, July 26, 2024, August 15, 2024, August 26, 2024, September 9, 2024, and October 10, 2024;

●	Our Information Statement on Form 14-C as filed with the SEC on June 27, 2024;

●	Our Proxy Statement on Form 14-A as filed with the SEC on November 18, 2024;

●	the description of our common stock contained in the registration statement on Form S-1, filed with the SEC on August 5, 2022, and any amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits, or other information that is deemed to have been furnished to, rather than filed, with the SEC.

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To obtain copies of these filings, see “Where You Can Find More Information” in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and any corresponding information or exhibit furnished under Item 9.01 of Form 8-K.

Information in this prospectus supersedes related information in the documents listed above and information in subsequently filed documents supersedes related information in both this prospectus and the incorporated documents.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the periodic reporting requirements of the Exchange Act, and we will file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at www.sec.gov. We maintain a website at https://sacksparente.com. We have not incorporated by reference into this prospectus the information contained in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus. You may access our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. You may also request a copy of these filings (other than exhibits to these documents unless the exhibits are specifically incorporated by reference into these documents or referred to in this prospectus), at no cost, by writing us at 551 Calle San Pablo, Camarillo California 93012 or contacting us at (855) 774-7888.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You may review a copy of the registration statement and the documents incorporated by reference herein through the SEC’s website at www.sec.gov.

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4,794,520 Common Units, each consisting of one share of Common Stock, one Series A Warrant and one Series B Warrant and/or

4,794,520 Pre-Funded Units consisting of one Pre-Funded Warrant, one Series A Warrant and one Series B Warrant (and 4,794,520 shares of Common Stock underlying the Pre-Funded Warrants)

Up to 4,794,520 shares of Common Stock underlying the Series A Warrants

Up to 4,794,520 shares of Common Stock Underlying the Series B Warrants

SACKS PARENTE GOLF, INC.

PROSPECTUS

Sole Underwriter

Aegis Capital LLC

December __, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriter fees. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$6,162
FINRA fees	6,538
Transfer agent and registrar fees	2,000
Printing and engraving expenses	5,000
Accounting fees and expenses	50,000
Legal fees and expenses	150,000
Underwriter’s expense allowance	100,000
Miscellaneous	20,000
Total	$339,700

Item 14. Indemnification of Directors and Officers.

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derived an improper personal benefit;
●	act or omission not in good faith or that involved intentional misconduct or a knowing violation of law;
●	unlawful payment of dividends or redemption of shares; or
●	breach of the director’s duty of loyalty to the corporation or its stockholders.

Under Section 145 of the DGCL, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation (Exhibit 3.1 to this registration statement) provides that we must indemnify our directors and officers to the fullest extent permitted by law and requires us to pay expenses incurred in defending or other participating in any proceeding in advance of its final disposition upon our receipt of an undertaking by the director or officer to repay such advances if it is ultimately determined that the director or officer is not entitled to indemnification. Our certificate of incorporation further provides that rights conferred under such certificate of incorporation do not exclude any other right such persons may have or acquire under the certificate of incorporation, the bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

The certificate of incorporation also provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us for acts or omissions not in good faith or involving intentional misconduct, or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. We also intend to obtain directors’ and officers’ liability insurance pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers.

In addition, we have entered into agreements to indemnify our directors and certain of our officers in addition to the indemnification provided for in the certificate of incorporation. These agreements, among other things, indemnify our directors and some of our officers for certain expenses (including attorney’s fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in our right, on account of services by that person as a director or officer of our company or as a director or officer of our subsidiary, or as a director or officer of any other company or enterprise that the person provides services to at our request.

Item 15. Recent Sales of Unregistered Securities.

The information below lists all of the securities sold by us during the past three years which were not registered under the Securities Act: None

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Item 16. Exhibits and Financial Statement Schedules.

A list of exhibits to this registration statement is set forth in the Index to Exhibits as presented below.

INDEX TO EXHIBITS

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Certificate of Incorporation of Sacks Parente Golf, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed on August 5, 2022)
3.2	Certificate of Amendment to Certificate of Incorporation of Sacks Parente Golf, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 24)
3.3	Bylaws of Sacks Parente Golf, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, filed on August 5, 2022)
4.1	Form of Pre-Funded Warrant*
4.2	Form of Series A Warrant**
4.3	Form of Series B Warrant**
5.1	Opinion of TroyGould PC**
10.1	License Agreement dated July 24, 2018 between Sacks Parente Golf Company, LLC and Parcks Designs, LLC. (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1, filed on August 5, 2022)
10.2	Agreement dated May 25, 2022 among the Company, Nippon Xport Ventures, Inc. and Parcks Designs, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1, filed on August 5, 2022)
10.3	Patent Assignment dated August 7, 2018 between Sacks Parente Golf Company, LLC and Richard E. Parente and Steven Sacks. (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1, filed on August 5, 2022)
10.4	2022 Equity Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1, filed on August 5, 2022)
10.5	Amendment to 2022 Equity Incentive Plan (incorporated by reference to Appendix A to the Schedule 14C filed on November 2, 2023)
23.1	Consent of Weinberg & Company, P.A.**
23.2	Consent of TroyGould PC (included in Exhibit 5.1)**
24.1	Power of Attorney (included on the signature page of the original filing)
107	Filing Fee Table*

*	Previously filed.

**	Filed herewith.

+	Indicates a management contract or any compensatory plan, contract or arrangement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	That,

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pasadena, State of California on December 10, 2024.

SACKS PARENTE GOLF, ING

By:	/s/ Greg Campbell
Greg Campbell
Executive Chairman (Principal Executive Officer)

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Executive Chairman, Chairman of the Board	December 10, 2024
Greg Campbell	(Principal Executive Officer)

*	Chief Financial Officer	December 10, 2024
Douglas Samuelson	(Principal Accounting Officer)

*	Director	December 10, 2024
Dottie Pepper

*	Director	December 10, 2024
Brett Hoge

*	Director	December 10, 2024
Akinobu Yorihiro

*	Director	December 10, 2024
Jane Casanta

*By:	/s/ Greg Campbell
Greg Campbell
Attorney-in-Fact

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